UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 12, 2014

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2014, PhotoMedex, Inc. (the “Company”) entered into a Credit Agreement (the "Credit Agreement") with the lenders which are parties to the Credit Agreement (collectively, the "Lenders") and JPMorgan Chase Bank, N.A., ("JPMC ") as Administrative Agent for the Lenders, as part of the Company’s acquisition of LCA-Vision, Inc. (the “Acquisition” and “LCA” respectively).  The Company’s domestic subsidiaries, Radiancy, Inc.; PhotoMedex, Inc.; and Lumiere, Inc. are also parties to the Credit Agreement.

Subject to the terms and conditions of the Credit Agreement, the Company may (a) borrow up to $75,000,000 (collectively, the “Term Loans”) in aggregate from the lenders according to each lender’s term commitment, and (b) borrow, repay and reborrow in revolving loans (collectively, the "Revolving Loans") from time to time during the period ending May 31, 2018, up to but not exceeding at any one time outstanding $10,000,000 (collectively, the "Revolving Commitment").  The proceeds of the Term Loans may be used to finance a portion of the Acquisition; Term Loans may not be reborrowed.  The proceeds of the Revolving Loans may be used to (a) finance a portion of the Acquisition, (b) finance general corporate purposes of the Company and its subsidiaries, (c) finance Letters of Credit upon request of the Company; and (d) finance additional permitted acquisitions.  All outstanding Term and Revolving Loans must be repaid on May 31, 2018.  As of May 12, 2014, the Company had borrowed Term and Revolving Loans aggregating $85,000,000 to partially finance the Acquisition. .

The Revolving Loans and Term Loans will accrue interest at (i) the prime rate plus 0.00-0.75%, provided that the rate shall never be less than the adjusted one month LIBOR rate on the day of borrowing (or the preceding business day if the date of borrowing is not a business day) or (ii) an adjusted LIBO Rate for the period in effect for the Loans plus 2.50-3.25%.  JPM Chase and required lenders will have the option to charge an additional default rate of 200 basis points at any time an event of default exists under the Credit Agreement.

Interest will be payable quarterly in arrears on each interest payment date for the Loan(s) and, in the case of Revolving Loans, upon termination of the revolving commitments by the lenders. Interest on the loans will be computed on the basis of a 360-day year, and (ii) in the case of interest calculated under the CB floating rate, on the basis of a 365-day year (or 366-days in a leap year), in each case for the actual number of days elapsed in the period during which it accrues, including the first day but excluding the last day of that period.

Revolving Loans and Term Loans may be prepaid in whole or in part without premium or penalty (LIBOR loans are prepayable only on the last days of related interest periods) and the lenders' commitments relative thereto reduced or terminated. Subject to certain exceptions and thresholds, outstanding Term and Revolving Loans shall be prepaid by a portion of the Company’s excess cash flow determined by the ratio of total indebtedness to EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to the prepayment date  (the “Leverage Ratio”).  Prepayments shall be made in an amount equal to: (i) 75% of excess cash flow for the fiscal year, if the Leverage Ratio on the last day of the fiscal year is greater than 2.00 to 1; 50% of excess cash flow for the fiscal year, if the Leverage Ratio on the last day of the fiscal year is less than or equal to 2.00 to 1; or 25% of excess cash flow for the fiscal year, if the Leverage Ratio on the last day of the fiscal year is less than 1.00 to 1.

Prepaid amounts will be applied to the subsequent scheduled prepayments of the Term Loans in inverse order of maturity until paid in full and then to the Revolving Loans with a corresponding reduction in the Revolving Commitments and third to cash collateralize outstanding LC Exposure.

The Term Loan is also payable as to principal in sixteen (16) consecutive quarterly installments, commencing August 31, 2014 and on each November 30th, February 28th, May 31st and August 31st thereafter, each in the amount set forth below opposite the applicable installment, provided that the final payment on the May 31, 2018 shall be in an amount equal to the then outstanding unpaid principal amount of the Term Loan:

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 12, 2014, the Company completed the merger of LCA contemplated by the Agreement and Plan of Merger, dated as of February 13, 2014 (the “Merger Agreement”), by and among the Company, LCA and Gatorade Acquisition Corp. (“Merger Sub”), resulting in LCA merging into the Merger Sub and continuing as the surviving corporation and a wholly owned subsidiary of the Company.

At the effective time of the merger, each outstanding share of LCA common stock (other than dissenting shares, treasury shares, shares owned by the Company and its subsidiaries and shares owned by any subsidiary of LCA) was cancelled and converted into the right to receive $5.37 in cash, without interest and less any applicable withholding taxes. Immediately prior to the effective time of the merger, each outstanding option to acquire common stock granted under any LCA equity incentive plan, whether vested or exercisable, was cancelled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the excess, if any, of $5.37 over the per share exercise price of the option multiplied by (ii) the total number of shares of common stock subject to the option. Immediately prior to the effective time of the merger, each outstanding restricted stock unit award or other right to receive common stock granted under any LCA equity incentive plan, whether or not then vested or exercisable, was cancelled and converted into the right to receive $5.37 per share in cash, without interest and less any applicable withholding taxes.

The total amount of consideration payable in connection with the merger, including with respect to stock awards, is approximately $106.5 million in cash.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the copy of the Merger Agreement incorporated by reference as an exhibit to this Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, Entry Into a Material Definitive Agreement.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The required financial statements of LCA will be filed no later than 71 days after the date of this Current Report on Form 8-k

(b)	Pro forma financial information.

The required pro forma financial information of the Company taking into account the acquisition of LCA, will be filed no later than 71 days after the date of this Current Report on Form 8-K.

(c)	Exhibits

2.1 The Agreement and Plan of Merger by and among PhotoMedex, Inc., Gatorade Acquisition Corp. and CLA-Vision, Inc., dated as of February 13, 2014.  (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on February 13, 2014 by LCA-Vision Inc.)

10.1 Credit Agreement, dated as of May 12, 2014, by and among PhotoMedex, Inc., JPMorgan Chase Bank, N.A. as Administrative Agent, First Niagara Bank, N.A. and PNC Bank, National Association as Co-Syndication Agents; J.P. Morgan Securities LLC, as Lead Arranger and Bookrunner, and the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: May 13, 2014	By: /s/ Dolev Rafaeli
Dolev Rafaeli Chief Executive Officer